EXHIBIT 99.B

                                                     Exhibit B to Schedule 13G/A

                  Entities Owned by Mr. Andronico Luksic Abaroa

      Mr. Andronico Luksic Abaroa holds his 605,101,159 common shares of Quinenco S.A. through a series of entities that he owns or controls directly or indirectly, including the Luksburg Foundation, a Liechtenstein foundation, Dolberg Finance Corporation Establishment ("Dolberg"), a Liechtenstein establishment, Ruana Copper Corporation Establishment ("Ruana"), a Liechtenstein establishment, Lanzville Investments Establishment ("Lanzville"), a Liechtenstein establishment, and Geotech Establishment ("Geotech"), a Liechtenstein establishment. Mr. Luksic holds 240,938,000 common shares (22.3%) of Quinenco S.A. through Ruana (the registered holder of these shares is Ruana Copper A.G. Agencia Chile, a Chilean agency). The remainder of the shares are held through Dolberg, Lanzville and Geotech, which respectively own 50.7%, 14.1% and 29.8%, of Andsberg Ltd ("Andsberg Jersey"), a Jersey limited liability company, which in turn owns 100% of Andsberg Inv. Ltd, a Jersey limited liability company, which in turn owns 100% of Andsberg Inversiones Ltda ("Andsberg Chile"), a Chilean limited liability partnership. Andsberg Chile owns 364,163,159 common shares (33.7%) of Quinenco S.A.

      Andsberg Inv. Ltd is located at 22 Grenville Street, St. Helier, Jersey, Channel Islands JE48PX.

      Andsberg Inversiones Ltda. is located at Ahumada 11, Oficina 206, Santiago, Chile.

      Andsberg Ltd is located at 22 Grenville Street, St. Helier, Jersey, Channel Islands JE48PX.

      Dolberg Finance Corporation Establishment is located at Heiligkreuz 6, FL-9490 Vaduz, Liechtenstein.

      Geotech is located at Heiligkreuz 6, FL-9490 Vaduz, Liechtenstein.

      Lanzville Investments Establishment is located at Heiligkreuz 6, FL-9490 Vaduz, Liechtenstein.

      Luksburg Foundation is located at Heiligkreuz 6, FL-9490 Vaduz, Liechtenstein.

      Ruana Copper A.G. Agencia Chile is located at Ahumada 11, Oficina 206, Santiago, Chile.

      Ruana Copper Corporation Establishment is located at Heiligkreuz 6, FL-9490 Vaduz, Liechtenstein.


                                       40